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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of EXACT Sciences Corporation for the registration of 2,236,652 shares of common stock of our report dated January 17, 2003 with respect to the consolidated financial statements of EXACT Sciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

                      ERNST & YOUNG LLP

Boston, Massachusetts
August 5, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS